                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                             (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            CROGHAN BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420
                                 (419) 332-7301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                   Fremont, Ohio
                                                                   April 1, 2005

To the Shareholders of
Croghan Bancshares, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Croghan Bancshares, Inc. (the "Company"), will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday, May 10, 2005, at 1:00 p.m., local time, for the following purposes:

      1. To elect three (3) directors to serve for terms of three (3) years each;

      2. To consider and vote upon a shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board;

      3. To consider and vote upon a shareholder proposal urging the Board of Directors to adopt a policy to elect an independent Chairman of the Board;

      4. To consider and vote upon a shareholder proposal urging the Board of Directors to establish a performance-based senior executive compensation system; and

      5. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Shareholders of record at the close of business on March 11, 2005, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

      You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, regardless of the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                    By Order of the Board of Directors,

                                    /s/  Steven C. Futrell

                                    Steven C. Futrell, President/Chief
                                     Executive Officer

                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420
                                 (419) 332-7301

                                 PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are being mailed to shareholders of Croghan Bancshares, Inc., an Ohio corporation (the "Company"), on or about April 1, 2005, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, May 10, 2005, and at any adjournment(s) thereof. The Annual Meeting will be held at 1:00 p.m., local time, at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio.

      The enclosed proxy is solicited by the Board of Directors of the Company. You should mail your completed proxy to ADP Financial Services, Inc. ("ADP") using the business reply envelope included with these proxy materials. The Board of Directors of the Company has appointed IVS Associates, Inc., an independent voting services company, to serve as Inspector of Election at the Annual Meeting.

      Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by ADP or the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.

      Only shareholders of the Company of record at the close of business on March 11, 2005 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 1,XXX,XXX common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the outstanding common shares.

      Common shares represented by signed proxies that are returned to ADP or the Company will be counted toward the establishment of a quorum on all matters even though they are marked "Abstain," "Against" or "Withhold Authority." Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, including the election of directors. However, broker/dealers may not vote such common shares on "non-discretionary" matters, which would include the proposals to take the steps necessary to declassify the Company's Board of Directors, to adopt a policy to elect an independent Chairman of the Board and to establish a performance-based senior executive compensation system, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters are referred to as "broker non-votes." Broker non-votes will be counted toward the establishment of a quorum. However, broker non-votes will not be counted toward the election of directors or toward the election of individual nominees named in the form of proxy.

      The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by approximately 12 officers, directors or employees of the Company and The Croghan Colonial Bank, a wholly-owned subsidiary of the Company (the "Bank"), by further mailing, by telephone or by personal contact. In the event the Company decides to hire a proxy solicitation firm to assist with the solicitation of proxies on behalf of the Board of Directors, the Company estimates that the total fees paid to such firm will be less than $15,000. The Company has no present intention of hiring a proxy solicitation firm. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

      The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2004 (the "2004 fiscal year"), is enclosed herewith.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      As of the Record Date, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Company.

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by management for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement on page 12 and by all current executive officers and directors of the Company as a group:

                                        Amount & Nature
         Name of                         Of Beneficial          Percent of
     Beneficial Owner                    Ownership (1)           Class (2)
-----------------------------           ---------------         ----------
Michael D. Allen Sr.                        1,000                   (3)
James E. Bowlus                            28,604(4)               1.5%
Steven C. Futrell                             904(5)                (3)
Claire F. Johansen                          1,742                   (3)
John P. Keller                             13,937                   (3)
Stephen A. Kemper                          10,027(6)                (3)
Daniel W. Lease                             3,000(7)                (3)
Allan E. Mehlow                             1,321                   (3)
J. Terrence Wolfe                          30,300(8)               1.6%
Claude E. Young                            19,243(9)               1.0%
Gary L. Zimmerman                             840                   (3)

All current executive officers            118,789(10)              6.3%
and directors as a group (15
persons)

----------

(1) Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 1,XXX,XXX common shares outstanding on the Record Date.

(3) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(4) Includes 300 shares owned by Mr. Bowlus' wife, as to which she exercises sole voting and investment power.

(5) Includes 700 shares owned jointly by Mr. Futrell and his wife, as to which they exercise shared voting and investment power.

(6) Includes 2,347 shares owned by Mr. Kemper's wife, as to which she exercises sole voting and investment power.

(7) Includes 1,900 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.

(8) All shares are held in a trust for which Mr. Wolfe and his wife are co-trustees and as to which they exercise shared voting and investment power.

(9) Includes 8,916 shares owned jointly by Mr. Young and his wife, as to which they exercise shared voting and investment power, and 8,249 shares owned by Mr. Young's wife, as to which she exercises sole voting and investment power.

(10) Includes all current executive officers of the Company and all current executive officers of the Bank.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

      To the Company's knowledge, based solely on a review of copies of the reports on Forms 3, 4 and 5 furnished to the Company and written representations that no other reports were required during the 2004 fiscal year, the officers and directors of the Company complied with all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                              ELECTION OF DIRECTORS

      In accordance with Section 2.02 of the Amended and Restated Code of Regulations of the Company (the "Regulations"), three (3) directors are to be elected at the Annual Meeting for terms of three (3) years each and until their respective successors are elected and qualified. The three management nominees standing for election as directors of the Company are Steven C. Futrell, J. Terrence Wolfe and Gary L. Zimmerman.

      It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation FOR the nominees named above who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

      The following table gives certain information concerning each management nominee for election as a director of the Company. Unless otherwise indicated, each person has held their principal occupation for more than five years.

                                                                                 Director of the
                                           Position(s) Held with the                 Company           Nominee
                                              Company  and the Bank                Continuously        for Term
Name and Business Address     Age         and Principal Occupation(s)(1)             Since (2)        Expiring In
-------------------------    -----    ---------------------------------------    ---------------      -----------
Steven C. Futrell             59      President/Chief Executive Officer of            2001               2008
323 Croghan Street                    the Company and the Bank since 2001.
Fremont, OH 43420                     From 1999 to 2001, served as Vice
                                      President of Small Business Lending for
                                      KeyBank in Dayton, Ohio.

                                                                                 Director of the
                                           Position(s) Held with the                 Company           Nominee
                                              Company  and the Bank                Continuously        for Term
Name and Business Address     Age         and Principal Occupation(s)(1)             Since (2)        Expiring In
-------------------------    -----    ---------------------------------------    ---------------      -----------
J. Terrence Wolfe             64      Retired.  Formerly, Vice President in           1994              2008
1305 McPherson Blvd.                  charge of the paper converting
Fremont,OH  43420                     operation at the Robert F. Wolfe
                                      Company located in Fremont, Ohio.

Gary L. Zimmerman             58      President of Swint-Reineck Hardware,            1991              2008
1201 Oak Harbor Road                  Inc., a retail hardware facility
Fremont,OH  43420                     located in Fremont, Ohio.

----------

(1) Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2003, is included on pages 6 and 7 of this Proxy Statement.

(2) All directors are members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983. Prior to 1983 all directorships were with the Bank only.

      While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Regulations, the three (3) nominees receiving the greatest number of votes will be elected as directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

      The following table provides information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                                 Director of the
                                           Position(s) Held with the                 Company             Term
                                              Company  and the Bank                Continuously        Expires
Name and Business Address     Age         and Principal Occupation(s)(1)             Since (2)            In
-------------------------    -----    ---------------------------------------    ---------------      -----------
Michael D. Allen Sr.          59      Executive Vice President/General                2002              2006
520 Goodrich Road                     Manager of International Metal Hose
Bellevue, OH  44811                   Company, a manufacturer of flexible
                                      conduit and metal tubing located in
                                      Bellevue, Ohio.

James E.Bowlus                56      President/Treasurer of Fremont Candy &          2000              2007
610 N. Wilson Avenue                  Cigar, Inc. located in Fremont, Ohio.
Fremont, OH 43420

                                                                                 Director of the
                                           Position(s) Held with the                 Company             Term
                                              Company  and the Bank                Continuously        Expires
Name and Business Address     Age         and Principal Occupation(s)(1)             Since (2)            In
-------------------------    -----    ---------------------------------------    ---------------      -----------
Stephen A.Kemper              65      Owner of Kemper Iron and Metal Company,         1996              2006
403 Monroe Street                     a recycler and scrap processor located
Bellevue, OH  44811                   in Bellevue, Ohio.

Claire F.Johansen             51      Retired.  Formerly, President of COOA           2000              2006
5600 Seneca CR 19                     Holdings Company, a philanthropic
Tiffin, OH  44883                     organization located in Tiffin, Ohio
                                      and President of Ohio Outdoor
                                      Advertising Corp., a billboard
                                      advertising company located in Fremont,
                                      Ohio, which has since been acquired by
                                      Lamar Advertising.

John P.Keller                 72      Vice President of Keller-Ochs-Koch              1973              2007
416 S. Arch Street                    Funeral Home, Inc. located in Fremont,
Fremont, OH  43420                    Ohio.

Daniel W. Lease               56      President of KL&L, Inc., a refractory           1994              2007
1000 W.State Street,                  construction company located in
Suite 1 Fremont,                      Braddock, Pennsylvania.  Vice President
OH  43420                             since 2001 of Whetstone Technology,
                                      LLC, a refractory products manufacturer
                                      located in Cabot, Pennsylvania.
                                      Formerly, the President of Wahl
                                      Refractories, Inc. located in Fremont,
                                      Ohio.

Allan E.Mehlow                50      Vice President/Treasurer of the Company         2000              2007
323 Croghan Street                    since October 2001 and Senior Vice
Fremont, OH 43420                     President/Chief Financial Officer of
                                      the Bank since November 2001.  From
                                      1999 to November 2001, served as Vice
                                      President/Chief Operating Officer of
                                      the Bank and was Vice President/Chief
                                      Financial Officer from 1993 to 1999.

Claude E.Young                72      Chairman of the Board of Directors of           1979              2006
420 Monroe Street                     Progress Plastic Products, Inc., a
Bellevue,                             plastics parts manufacturer with
OH  44811                             locations in Bellevue and Tiffin, Ohio.

(1) Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2003, is included on pages 6 and 7 of this Proxy Statement.

(2) All directors are members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983. Prior to 1983 all directorships were with the Bank only.

      There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

      Each director of the Company is also a director of the Bank. The Board of Directors of the Bank met thirteen (13) times during 2004. Meetings of the Board of Directors of the Company were held immediately following on all of these occasions. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and meetings of committees on which the director served.

      It is the policy of the Board of Directors of the Company to encourage all directors to attend the Annual Meeting of Shareholders. All of the Company's directors attended the 2004 Annual Meeting of Shareholders.

      The Board of Directors provides a process for shareholders to send written communications to the Board or any of the directors. Shareholders should address such written communications to the Board of Directors (or an individual director), c/o Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420. All written communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

      The following table provides the principal residence address for each director and lists the amounts of, and dates on which, shares of the Company beneficially owned by each director were purchased or sold since January 1, 2003:

Name and
Principal Residence Address       Date of Sale or Purchase                            Number of Shares
---------------------------       -----------------------------------------------     ----------------
Michael D. Allen Sr.              Purchase on February 7, 2003                               500
5639 SR 113                       Purchase on February 5, 2004                               500
Bellevue, OH  44811

James E.Bowlus                    Purchase on February 12, 2003                              450
460 Kingsgate Drive               Purchase on November 5, 2003                               456
Fremont, OH  43420

Steven C.Futrell                  Purchase on February 10, 2003                              200
297 Greenbriar Circle             Purchase on November 29, 2004                              100
Fremont, OH  43420                Purchase monthly through the Bank's 401(k) plan            177

Claire F.Johansen                 Purchase on February 12, 2003                              200
5600 Seneca CR 19                 Purchase on November 24, 2003                            1,150
Tiffin, OH  44883

John P.Keller                     No transactions                                            N/A
1505 McPherson Blvd.
Fremont, OH  43420

Name and
Principal Residence Address       Date of Sale or Purchase                            Number of Shares
---------------------------       -----------------------------------------------     ----------------
Stephen A. Kemper                 Purchase on February 10, 2003                              200
455 W. Main Street                Purchase on May 8, 2003                                  1,000
Bellevue, OH  44811               Purchase on May 19, 2003                                 1,350
                                  Purchase on May 23, 2003                                   200
                                  Purchase on May 27, 2003                                   200
                                  Purchase on February 10, 2004                              300

Daniel W. Lease                   Purchase on May 12, 2003                                   200
2276 East State Street            Purchase on August 19, 2004                                500
Fremont, OH  43420

Allan E. Mehlow                   Purchase monthly through the Bank's 401(k) plan            210
2569 Fangboner Road
Fremont,OH  43420

J. Terrence Wolfe                 No transactions                                            N/A
1305 McPherson Blvd.
Fremont, OH  43420

Claude E. Young                   No transactions                                            N/A
2242 South SR 19
Green Springs, OH  44836

Gary L. Zimmerman                 No transactions                                            N/A
133 Wisteria Drive
Fremont, OH  43420

      Information regarding ownership of the Company's shares by "associates" (as such term is defined by Rule 14a-1(a) of the Securities and Exchange Act of 1934) of the above named directors is included in this Proxy Statement in the footnotes to the section entitled "Security Ownership of Certain Beneficial Owners and Management."

                             NOMINATION OF DIRECTORS

Nomination Process

      Currently, the Company does not have a separate nominating committee of the Board of Directors. Instead, all of the independent members of the Board of Directors meet in executive session to consider and recommend nominees for election or re-election to the Board of Directors of the Company. The Board of Directors believes that the independent directors as a group are able to perform such nominating functions in a fair and impartial manner. As a result, the Board of Directors believes it is unnecessary to create a separate nominating committee of the Board of Directors at this time. The Company has determined that each of the following directors qualifies as an "independent director" under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers: Michael D. Allen Sr., James E. Bowlus, Claire F. Johansen, John P. Keller, Stephen A. Kemper, Daniel W. Lease, J. Terrence Wolfe, Claude E. Young and Gary L. Zimmerman.

      The independent directors also consider nominees proposed by shareholders of the Company. Article Two of the Regulations prescribes the method by which a shareholder may nominate a candidate for election to the Board of Directors. Nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the Secretary of the Company on or before the December 31st immediately preceding the annual meeting, or within a reasonable time as determined by the Board of Directors. Such notification must contain the following information:

      -     the name, age, business or residence address of each nominee;

      -     the principal occupation or employment of each nominee;

      - the number of common shares of the Company owned beneficially and/or of record by each nominee; and

      -     the length of time each nominee has owned such shares.

      It is the policy of the Board of Directors to consider all director candidates nominated by shareholders in accordance with Article Two of the Regulations. The Board of Directors has not set any minimum qualifications for directors of the Company and has no set process for identifying candidates to be nominated as directors. The independent directors identify candidates and make determinations regarding nominees based on consideration of all factors which they deem relevant, including an individual's experience, skills, understanding of financial matters and ability to cooperate and work effectively with the other directors and with management. Nominees proposed by shareholders are evaluated in the same manner as nominees proposed by the Board of Directors.

      The rules enacted by the Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002 require the Company to disclose in the proxy statement for its annual meeting the name of a candidate nominated by a shareholder or group of shareholders, the name of the shareholder or group of shareholders nominating such candidate and whether the independent directors chose to nominate the candidate, if each of the following requirements are satisfied:

      - The shareholder nomination is received by the Company no later than the 120th calendar day before the first anniversary of the date on which the Company mailed its proxy statement to shareholders for the previous year's annual meeting;

      - The shareholder or group of shareholders making the recommendation have owned more than 5% of the Company's outstanding common shares for at least one year as of the date the recommendation is made;

      - The shareholder or group of shareholders making the recommendation, if not registered holders, provide proof to the Company that the shareholder or group satisfy the required ownership percentage and holding period as of the date of recommendation; and

      - The Company receives the written consent of both the nominating shareholder or group and the candidate with respect to the disclosure in the Company's proxy statement.

Shareholder Nominations

      Jared E. Danziger and Samuel R. Danziger have nominated Nathan G. Danziger for election as a director at the Annual Meeting. Although the nomination of Mr. Danziger does not meet the requirements of the SEC rules, the nomination was made in accordance with the Regulations of the Company. Therefore, consistent with the Company's historical practice, the Company has included information regarding the nomination of Nathan G. Danziger in this Proxy Statement.

      The proposed Nominee is as follows:

      Nathan G. Danziger, 3014 Pembroke Drive, Toledo, Ohio 43606
      Age: 64
      Occupation: Chartered Life Underwriter (CLU)
      Ownership of the Company's common shares: 2,889 shares owned of record for over one year

      The proxy card included with this proxy statement lists only those individuals nominated by the Company's Board of Directors and does not include Nathan G. Danziger. The Company intends to oppose any effort by Jared E. Danziger, Samuel R. Danziger and Nathan G. Danziger (the "Danzigers") to elect Nathan G. Danziger, including any proxy solicitation by the Danzigers.

      THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY STRONGLY OPPOSE THE ELECTION OF NATHAN G. DANZIGER BECAUSE THEY DO NOT BELIEVE THAT THE ELECTION OF MR. DANZIGER WOULD BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A GROUP. In order for the Board of Directors to function effectively, each director must work with the other directors and with management to establish goals and to implement policies and procedures to meet those goals. In past dealings with the Company, it is the Company's belief that Mr. Danziger has displayed an unwillingness to work with the Board of Directors and management. In addition, Mr. Danziger has supported a number of proposals in recent years that the Board of Directors and management believe are contrary to the best interests of the Company and its shareholders as a group, including a proposal in 1999 to pursue a merger of the Company.

      The Company estimates that it has already spent approximately $3,000 in additional solicitation costs in opposing the election of Mr. Danziger. These costs include the fees for attorneys, printing and costs incidental to the proxy solicitation, but exclude amounts normally expended by the Company in preparing its proxy solicitation materials in the absence of a proxy contest and the costs represented by salaries and wages of regular employees and officers of the Company engaged in the solicitation process. Also, these estimated costs do not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation. In the event the Company hires a proxy solicitation firm to assist with soliciting proxies on behalf of the Board of Directors, the Company could expend up to $15,000 in additional solicitation costs.

      THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE AGAINST THE ELECTION OF NATHAN G. DANZIGER AT THE ANNUAL MEETING AND IN CONNECTION WITH ANY PROXY SOLICITATION BY THE DANZIGERS.

                               EXECUTIVE OFFICERS

      The following information is furnished concerning executive officers of the Company and the Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of the Company and the Bank:

     Name              Age          Position and Business Background
-------------------   -----   --------------------------------------------------
Jodi A. Albright        41    Ms. Albright is Vice President/Retail Services
                              Manager of the Bank and has served in such
                              position since November 2001. She previously
                              served as Vice President/Chief Deposit Officer at
                              Clyde Savings Bank in Fremont, Ohio from 1998 to
                              2001.

Thomas J. Elder Jr.     57    Mr. Elder is Vice President/Chief Lending Officer
                              of the Bank and has served in such position since
                              October 2003. He joined the bank in February 2003
                              as Vice President/Commercial & Agricultural Loan
                              Officer. He previously served as
                              President/CEO/Senior Loan Officer at Exchange Bank
                              in Luckey, Ohio from 1995 to 2002.

     Name              Age          Position and Business Background
-------------------   -----   --------------------------------------------------
Steven C. Futrell       59    Mr. Futrell is President/Chief Executive Officer
                              of the Company and the Bank and has served in such
                              position since May 2001. He previously served as
                              Vice President of Small Business Lending at
                              KeyBank in Dayton, Ohio from 1999 to 2001.

William C. Hensley      61    Mr. Hensley is a Vice President of the Bank and
                              has served in such position since October 2003. He
                              served as Vice President/Chief Lending Officer of
                              the Bank from 1991 to October 2003. He joined the
                              Bank in 1963 and served as Vice President/Manager
                              of Consumer Loans from 1980 to 1991.

Barry F. Luse           52    Mr. Luse is Vice President/Trust Officer of the
                              Bank and has served in such position since 1993.
                              He joined the Bank in 1990 and served as Trust
                              Officer of the Bank from 1990 to 1993. He has also
                              served as Secretary of the Company since March
                              2001. Mr. Luse has been a member of the Ohio Bar
                              since 1983.

Allan E. Mehlow         50    Mr. Mehlow is Senior Vice President/Chief
                              Financial Officer of the Bank and has served in
                              such position since November 2001. He joined the
                              Bank in 1975 and served as Vice President/Chief
                              Operating Officer of the Bank from 1999 to 2001,
                              and was Vice President/Chief Financial Officer
                              from 1993 to 1999. He has also served as Vice
                              President/Treasurer of the Company since October
                              2001 and was Vice President/Chief Operating
                              Officer of the Company from May 2000 to October
                              2001. Mr. Mehlow has carried a CPA designation
                              since 1992.

                        TRANSACTIONS INVOLVING MANAGEMENT

      During the Company's 2004 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The amount of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2004, was $2,253,524. As of the date of this proxy statement, all of these loans were performing loans.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      John P. Keller, Daniel W. Lease and Claude E. Young served as members of the Compensation Committee during the 2004 fiscal year. No member of the Compensation Committee was an officer or employee of the Company or the Bank during the 2004 fiscal year, and no member of the Compensation Committee is a former officer of the Company or the Bank.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

      The Board of Directors of the Bank has a Compensation Committee that functions as the Compensation Committee for the Company and the Bank and is comprised of John P. Keller, Daniel W. Lease and Claude E. Young, all of whom are independent directors. A primary function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President/Chief Executive Officer of the Company, Steven C. Futrell, and the other executive officers of the Company and the Bank. The Compensation Committee met a total of two (2) times during the 2004 fiscal year.

      Steven C. Futrell, President/Chief Executive Officer of the Company, received compensation from the Bank for services rendered during the 2004 fiscal year as an executive officer of the Company and the Bank.

Compensation Policies Toward Executive Officers

      The Company's executive compensation program is structured to provide competitive compensation based upon an employee's job performance relative to the employee's area of responsibility. To achieve this goal, the Compensation Committee authorizes salaries that are competitive with salaries for comparable positions at other banks and bank holding companies of comparable size and performance. Although the 2002 Stock Option Plan was adopted at the 2002 Annual Meeting, no awards have been granted under the plan.

      To aid in establishing accurate peer group comparison data, the Compensation Committee employs the services of an outside consulting firm and also uses compensation surveys provided by Watson Wyatt, the Employer's Association of Toledo and the Ohio Bankers League.

      When setting an individual's salary within the range indicated by the peer group comparison data for the individual's level of responsibility, the Compensation Committee primarily considers the employee's job performance and contribution to the objectives of the Company. These latter factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company and the Bank. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of the Bank in setting salary levels for executive officers.

      The Compensation Committee established Mr. Futrell's salary for 2004 at $170,000. The Compensation Committee's determination of Mr. Futrell's salary for 2004 was based upon the previously noted criteria.

            Submitted by the members of the Compensation Committee.

                John P. Keller, Daniel W. Lease & Claude E. Young

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

      The following table shows, for the last three years, the cash compensation paid by the Bank, as well as certain other compensation paid by or earned for those years, to Steven C. Futrell, the Company's President/Chief Executive Officer, and Allan E. Mehlow, the Company's Vice President/Treasurer. The Company has no other officers or employees whose salary plus bonus exceeded $100,000 during the 2004 fiscal year.

                           SUMMARY COMPENSATION TABLE

Name and                                                                        Other Annual        All Other Compensation
Principal Position              Year      Salary ($) (1)   Bonus ($)(2)       Compensation (3)              ($) (4)
--------------------------      ----      --------------   ------------       ----------------      ----------------------
Steven C. Futrell,              2004         $ 184,108         N/A                 $ 8,372                   $ 13,111
President/Chief Executive       2003         $ 171,423       $25,000               $ 8,072                   $ 14,646
Officer of the Company and      2002         $ 159,594         N/A                 $ 8,058                   $  2,601
the Bank

Allan E. Mehlow,                2004         $ 129,700         N/A                    N/A                    $ 17,250
Vice  President/ Treasurer of   2003         $ 121,057       $15,000                  N/A                    $ 19,049
the Company and Senior Vice     2002         $ 112,915         N/A                    N/A                    $ 12,759
President/Chief Financial
Officer of the Bank

----------

(1) The salary amount noted in 2004 reflects 27 pay periods during the year. The 2003 and 2002 salary amounts reflect 26 pay periods during the year. Mr. Futrell's salary includes fees received by him for services as a director of the Company and the Bank of $7,800 in 2004, $7,800 in 2003 and $7,000 in 2002. Mr. Mehlow's salary includes fees received by him for services as a Director of the Company and the Bank of $7,800 in 2004, $7,800 in 2003 and $7,000 in 2002.

(2) A Bonus of $25,000 was accrued in 2002 and paid to Mr. Futrell in 2003. A Bonus of $15,000 was accrued in 2002 and paid to Mr. Mehlow in 2003.

(3) Other annual compensation for Mr. Futrell consists of club dues paid by the Bank in 2004, 2003 and 2002. No other annual compensation was provided to Mr. Mehlow for services to the Company or the Bank during 2004, 2003 or 2002 in an amount sufficient to require disclosure.

(4) All other compensation for Mr. Futrell consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Futrell in the amount of $13,111 in 2004, $14,646 in 2003 and $2,601 in 2002. All other compensation for Mr. Mehlow consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Mehlow in the amount of $8,985 in 2004, $9,236 in 2003 and $8,093 in 2002. It also includes contributions by the Bank to a supplemental retirement plan on behalf of Mr. Mehlow in the amount of $8,265 in 2004, $9,813 in 2003 and $4,666 in 2002. The Bank
      also provides life insurance benefits to Messrs. Futrell and Mehlow pursuant to a group term life insurance plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and is available generally to all full-time employees of the Bank.

Employment Agreements and Severance Arrangements

      The Bank has entered into an Employment Agreement, dated April 16, 2004, with Mr. Futrell with respect to his service as President/Chief Executive Officer of the Company and the Bank (the "Futrell Agreement"). The Futrell Agreement provides for an initial term of three years, and will remain in effect thereafter until a new agreement between the parties is reached, a written extension of the Futrell Agreement is executed by the parties, or either party gives notice of such party's intention not to extend the Futrell Agreement or to enter into a new agreement.

      The Futrell Agreement provided for an annual base salary of $170,000 in 2004, which amount is subject to periodic adjustment in subsequent years, and participation in the various employee benefit plans, programs and arrangements available to senior officers of the Bank. Upon certain types of termination of employment, including a termination by the Bank for any reason other than "cause" (as defined in the Futrell Agreement) or a termination by Mr. Futrell constituting "good reason" (as defined in the Futrell Agreement), Mr. Futrell will be entitled to receive certain severance benefits, including a payment equal to two times the sum of his annual base salary if such termination occurs within the initial three year term or in connection with certain change in control transactions. If such termination were to occur at any time during 2004, Mr. Futrell would receive a severance payment in the amount of $340,000, as well as certain other benefits.

      The Futrell Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Futrell from disclosing confidential proprietary information about the Bank and from competing with the Bank during the term of his employment and, if his employment is terminated by the Bank for cause or by Mr. Futrell for other than good reason, for an additional two years thereafter.

Executive Supplemental Retirement Plan

      The Bank maintains a non-qualified Executive Supplemental Retirement Plan (the "Retirement Plan") for the benefit of certain executive officers and former executive officers of the Bank. Currently, there are six (6) participants in the Retirement Plan, including Mr. Mehlow. Pursuant to the Retirement Plan, the Bank makes an annual contribution to an account established for each participant. The amount of the annual contribution is tied to the amount of the Bank's earnings on certain life insurance contracts.

      Each participant in the Retirement Plan is entitled to receive the balance in his retirement account in ten equal annual installments following (a) the participant's retirement upon reaching the normal retirement age of 65 or the early retirement age of 62 or (b) termination of the participant as a result of a disability. In the event a participant is discharged without "cause" prior to reaching the age of 65, then the participant is entitled to receive a percentage of his retirement account based on his total years of service to the Bank. If the participant dies prior to receiving the full amount of his retirement account, then the unpaid balance is paid in a lump sum to the participant's beneficiaries.

      Each participant in the Retirement Plan also is entitled to receive an index retirement benefit that is tied to the benefits payable under certain life insurance contracts. The index retirement benefit is payable annually until the participant's death, commencing (a) immediately following retirement upon reaching the normal retirement age, (b) in the event of the participant's early retirement, following the participant reaching the age of 65, or (c) immediately following the termination of the participant as a result of a disability. In the event a participant is discharged without "cause" prior to reaching the age of 65, then the participant is entitled to receive a percentage of the index retirement benefit (upon reaching the age of 65) based on his total years of service to the Bank.

      Following a change in control of the Company, if a participant is subsequently discharged without "cause," the participant is entitled to all benefits under the Retirement Plan upon reaching the age of 62. A participant forfeits all benefits under the Retirement Plan if he is discharged by the Bank at any time for cause or if he voluntarily terminates his employment with the Bank prior to reaching the age of 62.

      In recognition of the benefits provided under the Retirement Plan, each participant agrees that, if he accepts early retirement benefits, he will not compete with the Bank, disclose any confidential information of the Bank, or solicit any of the Bank's employees for a specified period of time.

Supplemental Death Benefit Agreements

      The Bank has entered into Supplemental Death Benefit Agreements with three
(3) executive officers of the

Bank, pursuant to which the Bank has agreed to make a lump sum payment of $25,000 to each executive officer's beneficiaries upon his or her death. The supplemental death benefit is forfeited in the event the executive officer is terminated by the Bank at any time for "cause."

Directors' Compensation

      During the 2004 fiscal year, each director of the Bank received a fee of $600 for each Bank Board of Directors meeting attended and a fee of $250 for each committee meeting attended. No compensation was paid for meetings of the Company's Board of Directors. Directors who are also officers of the Company or the Bank do not receive compensation for attendance at any committee meeting.

                                 AUDIT COMMITTEE

      Audit Committee: The Board of Directors has an Audit Committee that is comprised of Michael D. Allen Sr., Daniel W. Lease and Gary L. Zimmerman. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the Proxy Statement for the Company's 2004 Annual meeting of shareholders. The function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company, to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent and internal auditors, to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors and to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters. The Audit Committee met five (5) times during the 2004 fiscal year.

      Audit Committee Independence: The Company's Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Allen, Mr. Lease and Mr. Zimmerman, and determined that all three members of the Audit Committee are independent and are able to exercise independent judgement in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of an "independent director" under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers.

      Audit Committee Financial Expert: The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee and, if the company has an "Audit Committee Financial Expert," whether that person is independent. The Board of Directors has determined that Mr. Lease is (a) an "Audit Committee Financial Expert" as defined in the SEC rule and (b) qualifies as an "independent director" under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers.

      Audit Committee Report: The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

      The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the auditors' independence from management and the Company and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit

Committee has received and discussed with the independent auditors the matters in the written disclosures and the letter required by the Independence Standards Board, including the matters required by Statement on Auditing Standards No. 61.

      The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                Submitted by the members of the Audit Committee.

      Michael D. Allen Sr., Daniel W. Lease, Chairman, & Gary L. Zimmerman

                              NOMINATING COMMITTEE

      Neither the Company nor the Bank has a nominating committee. Instead, all nominating functions are carried out by the independent directors of the Company as a group. See "Nomination of Directors" beginning on page 7.

                              SHAREHOLDER PROPOSALS

      Any qualified shareholder who desires to present a proposal for consideration at the 2006 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before December 2, 2005, and otherwise meets the requirements of applicable state and federal law, the proposal will be included in the proxy statement and form of proxy of the Company relating to its 2006 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2006 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company on or before February 15, 2006, or the Company's management proxies for the 2006 Annual Meeting will be entitled to use their discretionary voting authority if such proposal is then raised at the meeting, without any discussion of the matter in the Company's proxy materials.

      Nathan G. Danziger, Jared E. Danziger and Samuel R. Danziger have submitted the following shareholder proposals for inclusion in this 2005 Proxy Statement. The Board of Directors and management of the Company strongly recommend a vote AGAINST each of these shareholder proposals because they believe that such proposals are not in the best interests of the Company and its shareholders as a group.

               SHAREHOLDER PROPOSAL - ELIMINATION OF THE DIVISION
                       OF DIRECTORS INTO SEPARATE CLASSES

      Nathan G. Danziger, 3014 Pembroke Drive, Toledo, Ohio 43606, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2005 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2005 Annual Meeting:

      RESOLVED: that the shareholders of Croghan Bancshares, Inc., urge the Board of Directors to take the steps necessary, in compliance with applicable law, to reorganize itself into one class so that each Director stands for election each year commencing at the first annual meeting after the adoption of this resolution.

              SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER

            "Is accountability by the board of directors important to shareholders? As the owner of 2,889 shares of the Corporation's common stock, I think accountability is of paramount importance. This is why I am again sponsoring this proposal which, if passed, would urge the board to reorganize itself so that each director stands before the shareholders for re-election each year. This proposal received the support of approximately 15% of the shareholders voting for/against this proposal at last year's annual meeting.

            This proposal would eliminate the Company's so called "classified board", whereby the directors are divided into three classes, each serving a three-year term. By classifying itself, a board insulates its members from immediate accountability. By way of contrast, a declassified board would stand for election in its entirety every year. I believe that good corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better.

            If the proposal receives a majority support and is adopted by the board, shareholders would have the opportunity to register their views at each annual meeting - on performance of both the board as a whole and on the performance of each director as an individual. I urge you to join me in VOTING TO DECLASSIFY the terms of election as a powerful tool for accountability.

            I URGE YOUR SUPPORT FOR THIS PROPOSAL."

           RESPONSE IN OPPOSITION BY THE COMPANY'S BOARD OF DIRECTORS

      This proposal is identical to the proposals submitted by Nathan G. Danziger, which were rejected by the shareholders of the Company, at the 2002, 2003, and 2004 Annual Meetings. At the 2002 Annual Meeting, such proposal received the support of only 13.1% of the outstanding shares of the Company and 18.6% of the votes cast. At the 2003 Annual Meeting, such proposal received the support of only 12.2% of the outstanding shares of the Company and 19.7% of the votes cast. At the 2004 Annual Meeting, such proposal received the support of only 7.6% of the outstanding shares of the Company and 12.1% of the votes cast.

      At the 2000 Annual Meeting, the Company's shareholders approved by 64.3% of the outstanding shares of the Company and 81.8% of the votes cast at the meeting an Amended and Restated Code of Regulations which divided the directors of the Company into three classes. The Proxy Statement for the 2000 Annual Meeting stated that dividing the Board of Directors into classes was in the best interest of shareholders because the division would help assure continuity and stability in the Company's leadership and policies. The classification of the Board of Directors is a common practice that has been adopted by numerous public companies and is specifically authorized by Ohio law.

      The Board of Directors continues to believe that a classified Board of Directors is in the best interests of the Company and its shareholders as a group. Classification provides greater continuity and stability in the Company's leadership and policies because at least two-thirds of the directors continue to serve after the election of a new class in office each year. Directors who have experience and familiarity with the business affairs and operations of the Company are better suited to make long-term strategic decisions for the Company. The Board of Directors believes such long-term decisions contribute to long-term value for shareholders.

      The Board of Directors believes that the classified election process provides shareholders an effective means to communicate their views with respect to the performance of the Company and the Board of Directors. One-third of the directors of the Company must stand for election at each annual meeting, and the shareholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at each annual meeting. Accordingly, the Board of Directors does not believe that a classified Board of Directors limits the accountability of the Board of Directors. In fact, it is important to note that since this proposal was first submitted at the 2002 Annual Meeting, every single director of the Company has been re-elected by the shareholders at least once.

      A classified Board of Directors also assists in protecting the interests of the Company's shareholders in the event of an unsolicited offer for the acquisition of or merger with the Company. Because it would typically take at least two annual meetings to make a change in control of the Board of Directors, persons seeking to gain control of the Company are more likely to negotiate an arms-length transaction with the Company, rather than seek to elect new directors who would approve an offer deemed inadequate by long-term directors. Thus, the Board of Directors believes that a classified Board of Directors places it in a better position to act to maximize the value of a potential acquisition or merger to all shareholders.

      This proposal is only a recommendation that the Board of Directors take the necessary steps to declassify the Board of Directors. The declassification of the Board of Directors requires the adoption of an amendment to the Company's Regulations by a majority vote of the shareholders. If this resolution is approved by the shareholders, the Board of Directors will consider whether to submit a proposal to amend the Regulations of the Company at the 2006 Annual Meeting to declassify the Board of Directors.

      For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

      APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

                  SHAREHOLDER PROPOSAL - CHAIRMAN OF THE BOARD

      Jared E. Danziger, 45 W. 67th Street, New York, New York 10023, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2005 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2005 Annual Meeting:

      RESOLVED: that the shareholders urge the Board of Directors to adopt policy that, there be elected from them a Chairman of the Board, that the Chairman of the Board and Chief Executive Officer (CEO) be two different individuals and that the Chairman be an independent, outside director, elected by the Directors.

               SUPPORTING STATEMENT SUBMITTED BY JARED E. DANZIGER

            "Supporters of an independent Chairman of the Board point out that one of the Board's primary responsibilities is monitoring management, including evaluating and, if necessary, terminating the employment of the CEO. The effectiveness and vigilance of such monitoring will be impaired if there is no recognizable person as Chairman of the Board or Lead Director, as at present. It appears that the person leading the board is the President/CEO and this should not be the case as the President/CEO should be subordinate to the board. The failure to appoint a Chairman of the Board or Lead Director appears to be an intentional effort to avoid recognized good corporate governance practice.

            I URGE YOUR SUPPORT FOR THIS PROPOSAL."

           RESPONSE IN OPPOSITION BY THE COMPANY'S BOARD OF DIRECTORS

      This proposal is identical to the proposal submitted by Jared E. Danziger at the 2004 Annual Meeting. At the 2004 Annual Meeting, such proposal received the support of only 5.6% of the outstanding shares of the Company and 8.9% of the votes cast.

      The Proxy Statement for the 2004 Annual Meeting stated that the Board of Directors disagreed with Mr. Danziger's assertion that an independent Chairman of the Board was necessary to effectively monitor and evaluate the Company's management. The Company's current Board of Directors is comprised of 11 members, 9 of whom are independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers. The independent members of the Board of Directors meet regularly in executive session to discuss matters related to the performance of the Chief Executive Officer and other executive officers of the Company. Furthermore, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, annually evaluates the performance of the Chief Executive Officer and other executive officers of the Company and the Bank.

      As stated in the Proxy Statement for the 2004 Annual Meeting, the Board of Directors does not believe that the adoption of a rigid policy requiring the election of an independent Chairman of the Board is appropriate. Instead, the Board of Directors believes that there should be flexibility to determine, based upon consideration of the relevant Board dynamics and all other facts and circumstances, which alternative is in the best interest of the Company. The Board of Directors has evaluated, and will continue to evaluate, various alternatives, including the election of a Chairman, the election of a "lead independent director," or the election of both a Chairman and a "lead independent director." At this time, however, the Board of Directors has determined that the appointment of a Chairman and/or a lead independent director is not necessary for the effective functioning of the Board.

      For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

      APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO

VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

          SHAREHOLDER PROPOSAL - PERFORMANCE-BASED COMPENSATION SYSTEM

      Samuel R. Danziger, 7740 Camino Real, Miami, Florida 33143, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2005 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2005 Annual Meeting:

      RESOLVED: that the Shareholders of Croghan Bancshares, Inc., (the "Company") hereby request that the Company's Board of Directors take the necessary steps to establish a performance-based senior executive compensation system that focuses the three most highly-paid members of management on advancing the long-term success of the Company. To demonstrate that such steps have been taken, the Compensation Committee Annual Report include in the Company's annual report to Shareholders the specific performance criteria an explanation why they have been selected and the specific target that must be achieved to satisfy that performance criterion.

              SUPPORTING STATEMENT SUBMITTED BY SAMUEL R. DANZIGER

            "Over the past several years I have been disappointed in the financial performance of the corporation. The corporation's present performance system doesn't get the job done thus the need to focus only on senior executives. For this statement I focus just two of many performance criteria which the Compensation Committee may chose; I chose a lack of asset growth and lackluster share valuation growth of Bancshares by the stock market. For example, from December 31, 1998 to December 31, 2003 the assets increased from $350,000,000 to $403,000,000, or only about 3% per year (which appears to be no more than the rate of inflation). Equally disappointing is the reported NASDAQ share price for December 31, 1998 of $29.00 per share and the NASDAQ reported share price for December 31, 2003 of $33.00 (an increase per year of less than the rate of inflation). Establishment of performance based criteria for senior management, separate and apart from the corporations general employees performance system, and reporting to the shareholders annually senior management performance as a part of the Compensation Committee's Report would be beneficial to the shareholders in their evaluation of the Directors who must stand for election.

            I URGE YOU TO VOTE FOR THIS PROPOSAL."

           RESPONSE IN OPPOSITION BY THE COMPANY'S BOARD OF DIRECTORS

      This proposal is identical to the proposal submitted by Samuel R. Danziger at the 2004 Annual Meeting. At the 2004 Annual Meeting, such proposal received the support of only 7.2% of the outstanding shares of the

Company and 11.4% of the votes cast.

      The Proxy Statement for the 2004 Annual Meeting stated that the Bank had introduced a performance-based compensation system that encompassed all employees effective January 1, 2003. The compensation system focuses on four primary areas of performance: growth, profitability, quality and productivity. The progress toward meeting the established goals is measured monthly and reported to the Board of Directors and staff members on a quarterly basis. The goals in each of the four primary areas are established at the start of the ensuing fiscal year and reflect the Bank's overall strategic direction for that coming year. The goals are a collaborative effort involving management and the Bank's Compensation Committee, and are subject to final review by the Board of Directors.

      The Board of Directors continues to believe that the Company's current performance-based compensation system encompassing all employees, versus the implementation of a system that would involve only selected senior executives, provides a more conducive framework for success. The current system fosters greater teamwork and more fully facilitates widespread employee buy-in to the program. Under the current program all employees, including senior executives, stand to benefit when the Bank's performance meets the established goals.

      For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

      APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

      The Board of Directors of the Company intends to appoint the firm of Clifton Gunderson LLP to serve as independent auditors for the Company for the 2005 fiscal year. Clifton Gunderson LLP has served as independent auditors for the Company since 1995. The Board of Directors expects that representatives from Clifton Gunderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      In accordance with the Audit Committee Charter and the recent requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules, all services to be provided by Clifton Gunderson LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, the pre-approval of services is provided by the full Audit Committee. In other cases, Daniel W. Lease, as Chairman of the Audit Committee, has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. The Sarbanes-Oxley Act and related SEC rules prohibit the Company from obtaining certain non-audit services from its auditing firm in order to avoid potential conflicts of interest. The Company has not obtained any of these prohibited services from Clifton Gunderson LLP since these rules went into effect.

      The following table lists the fees that the Company paid or accrued for the audit and other services provided by Clifton Gunderson LLP for fiscal years 2004 and 2003.

                         2004         2003
                       --------     --------
Audit Fees             $ 82,055     $ 69,325
Audit-Related Fees       14,600       15,600
Tax Fees                 12,675       11,550
All Other Fees                0            0
                       --------     --------
                       $109,330     $ 96,475
                       ========     ========

      Audit Fees: This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of the annual "management letter" on internal control matters.

      Audit-Related Fees: This category consists of assurance and related services by Clifton Gunderson LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include the audit of the Bank's 401(k) Profit Sharing Plan, including review of the related Form 11-K, 2004 includes discussions on the acquisition of The Custar State Bank, and 2003 includes the issuance of a Report on Controls Placed in Operation and Tests of Operating Effectiveness of the Bank's trust department.

      Tax Fees: This category consists of professional services rendered by Clifton Gunderson LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and miscellaneous technical tax advice.

      All Other Fees: None.

               [the remainder of this page is intentionally blank]

                                PERFORMANCE GRAPH

      The following graph is a comparison of the cumulative total shareholder return (change in share price plus reinvested dividends) through December 31, 2004 of an initial $100 investment on December 31, 1999 in (i) the common shares of the Company, (ii) the AMEX Stock Market (American Stock Exchange - U.S. Companies Stock Index), and (iii) the NASDAQ Bank Index. The comparisons in this table are required by the Securities and Exchange Commission. The cumulative return performance shown on the graph is not intended to forecast or be indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

                                      12/31/99    12/31/00     12/31/01    12/31/02    12/31/03     12/31/04
                                      --------    --------     --------    --------    --------     --------
Croghan Bancshares, Inc.                100.00        82.7        101.0       124.1       158.8        182.6
AMEX Stock Market - U.S. Companies      100.00        92.8         86.3        70.6        95.5        110.4
NASDAQ Bank Stocks                      100.00       114.2        123.7       126.6       162.9        186.4

LEGEND               CRSP TOTAL RETURNS INDEX FOR:
________*            Croghan Bancshares, Inc.
-- -- --**           AMEX Stock Market - US Companies
- - - - ***          Nasdaq Bank Stocks

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.    The index level for all series was set to $100.00 on 12/31/1999.

                           ANNUAL REPORT ON FORM 10-K

      The Company will provide without charge to any shareholder of record on March 11, 2005, upon the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 2004. Such written request should be directed to Barry F. Luse, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420, telephone number 419-332-7301.

                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

      The Company's Annual Report for the year ended December 31, 2004, containing financial statements for such year and the signed opinion of Clifton Gunderson LLP, independent certified public accountants, with respect to such financial statements will be presented at the Annual Meeting. The Company's Annual Report is not to be regarded as proxy soliciting material, and the Company's management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2005 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

      IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

April 1, 2005                       By Order of the Board of Directors,

                                    /s/  Steven C. Futrell

                                    Steven C. Futrell, President/Chief
                                     Executive Officer

                                 REVOCABLE PROXY
                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420

      PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2005. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CROGHAN BANCSHARES, INC.

      The undersigned, having received notice of the Annual Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 1:00 p.m. local time on Tuesday, May 10, 2005, hereby designates and appoints Michael D. Allen Sr., Claire F. Johansen and Stephen A. Kemper, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Annual Meeting.

PLEASE MARK VOTES LIKE THIS         [X]

                                                                                                                YOUR BOARD
                                                             FOR ALL      WITHHOLD AUTHORITY     FOR ALL      RECOMMENDS YOU
                                                            NOMINEES       FOR ALL NOMINEES      EXCEPT           VOTE:
                                                            --------      ------------------     -------      --------------
1.    To elect the three directors listed below for           [ ]                [ ]               [ ]           FOR ALL
      terms expiring in 2008:                                                                                    NOMINEES

      Steven C. Futrell, J. Terrence Wolfe and Gary L.
      Zimmerman

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided:_____________________________

                                                                                   YOUR BOARD
                                                                                 RECOMMENDS YOU
                                             FOR        AGAINST      ABSTAIN         VOTE:
                                           -------     ---------    ---------    --------------
2.    To adopt the Shareholder               [ ]          [ ]          [ ]          AGAINST
      Proposal urging  the
      Board of Directors to take the
      steps necessary to declassify
      the Board.

3.    To adopt the Shareholder               [ ]          [ ]          [ ]          AGAINST
      Proposal urging the Board of
      Directors to adopt a policy to
      elect an independent Chairman of
      the Board.

4.    To adopt the Shareholder               [ ]          [ ]          [ ]          AGAINST
      Proposal urging the Board of
      Directors to establish a
      performance-based senior
      executive compensation system.

5. At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

                             PLEASE SEE REVERSE SIDE

      THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, INCLUDING, BUT NOT LIMITED TO, THE ELECTION OF ANY SUBSTITUTE NOMINEE RECOMMENDED BY THE DIRECTORS IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE.

      The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Annual Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Annual Meeting, by submitting a later-dated Proxy, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Annual Meeting.

                                    Dated: _________________________________

                                    ________________________________________
                                    Signature of Shareholder

                                    ________________________________________
                                    Signature of Shareholder

                                    (Please sign this Proxy as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                                       2